Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS SECOND QUARTER 2019 RESULTS;
QUARTERLY DIVIDEND OF $0.58 PER SHARE

	Second Quarter 2019 Results				2019 Year to Date Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
		vs. Q2 2018		vs. Q2 2018		vs. YTD 2018		vs. YTD 2018
Net Revenues ($ millions)	$531.0	18%	$535.8	18%	$946.4	4%	$955.6	4%
Operating Income ($ millions)	$126.8	21%	$138.5	20%	$210.6	(3%)	$234.2	(3%)
Net Income Attributable to Evercore Inc. ($ millions)	$81.7	19%	$101.0	21%	$149.0	(9%)	$182.7	(7%)
Diluted Earnings Per Share	$1.88	24%	$2.07	25%	$3.40	(6%)	$3.73	(4%)
Operating Margin	23.9%	52 bps	25.8%	39 bps	22.3%	(157) bps	24.5%	(159) bps

Business and Financial Highlights	■	Record second quarter Net Revenues, Net Income Attributable to Evercore Inc. and Earnings Per Share, on both a U.S. GAAP and an Adjusted basis
	■	Record first six months Net Revenues on both a U.S. GAAP and an Adjusted basis
■
Advisory Revenues for the second quarter increased 22% on both a U.S. GAAP and an Adjusted basis versus the prior year. For the first six months of 2019, Advisory Revenues increased 4% versus the prior year, on both a U.S. GAAP and an Adjusted basis

Talent	■
Seven Advisory and seven Equities Senior Managing Directors have committed to join in 2019, strengthening our coverage in the Consumer/Retail, Healthcare, Industrials, Real Estate, Technology and Macro Research sectors, and broadening our coverage in Europe and the Middle East

Capital Return	■	Quarterly dividend of $0.58 per share
	■	$271.3 million returned to shareholders for the first six months through dividends and repurchases of 2.5 million shares at an average price of $85.23

NEW YORK, July 24, 2019 – Evercore Inc. (NYSE: EVR) today announced its results for the second quarter ended June 30, 2019.

LEADERSHIP COMMENTARY

Ralph Schlosstein, President and Chief Executive Officer
"We are pleased with our results for the second quarter and first half of 2019, as Advisory services continue to drive our growth, notwithstanding the decline globally in the number and dollar volume of announced and closed M&A transactions year to date. In fact, our second quarter and first half Advisory revenues reflect the second best results for any quarterly or half year period in our history," said Ralph Schlosstein, President and Chief Executive Officer. "Our strong results supported significant capital returns to our investors, consistent with our long term capital return objectives."

John S. Weinberg, Executive Chairman
"We are extremely pleased with our activity levels in M&A in the quarter and are thrilled to have worked with so many important clients," said John Weinberg, Executive Chairman. "Further, we continue to attract strong talent to Evercore, which remains a key strategic imperative."

Roger C. Altman, Founder and Senior Chairman
"The core fundamentals underpinning our business remain favorable. And this continues to manifest itself in client activity and strong backlogs," said Roger Altman, Founder and Senior Chairman.

Selected Financial Data - U.S. GAAP Results:

The following is a discussion of Evercore's results on a U.S. GAAP basis.

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2019	June 30, 2018	% Change	June 30, 2019	June 30, 2018	% Change
	(dollars in thousands, except per share data)
Net Revenues	$531,046	$448,477	18%	$946,373	$912,040	4%
Operating Income(1)	$126,834	$104,782	21%	$210,644	$217,331	(3%)
Net Income Attributable to Evercore Inc.	$81,742	$68,931	19%	$148,974	$164,474	(9%)
Diluted Earnings Per Share	$1.88	$1.52	24%	$3.40	$3.62	(6%)
Compensation Ratio	59.2%	59.2%		59.4%	59.3%
Operating Margin	23.9%	23.4%		22.3%	23.8%
Effective Tax Rate	24.8%	23.8%		18.5%	13.7%
Trailing Twelve Month Compensation Ratio	58.0%	57.1%

(1) Operating Income for the three and six months ended June 30, 2019 includes Special Charges of $1.0 million and $2.1 million, respectively, recognized in the Investment Banking segment. Operating Income for the six months ended June 30, 2018 includes Special Charges of $1.9 million recognized in the Investment Banking segment.

Net Revenues
For the three months ended June 30, 2019, Net Revenues of $531.0 million increased 18% versus the three months ended June 30, 2018, primarily driven by an increase in Advisory Fees. For the six months ended June 30, 2019, Net Revenues of $946.4 million increased 4% compared to the six months ended June 30, 2018. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Compensation Ratio
For the three months ended June 30, 2019, the compensation ratio was 59.2%, flat versus the three months ended June 30, 2018. For the six months ended June 30, 2019, the compensation ratio was 59.4% versus 59.3% for the six months ended June 30, 2018. The compensation ratio for the three and six months ended June 30, 2019 reflects the elevated level of expense associated with the significant investment in Advisory talent, as well as increased expense from deferred compensation associated with recruiting senior talent in prior years. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Operating Income
For the three months ended June 30, 2019, Operating Income of $126.8 million increased 21% versus the three months ended June 30, 2018, primarily driven by an increase in Net Revenues in the Investment Banking business. For the six months ended June 30, 2019, Operating Income of $210.6 million decreased 3% versus the six months ended June 30, 2018, primarily driven by an increase in compensation and non-compensation costs. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Effective Tax Rate
For the three months ended June 30, 2019, the effective tax rate was 24.8% versus 23.8% for the three months ended June 30, 2018. For the six months ended June 30, 2019, the effective tax rate was 18.5% versus 13.7% for the six months ended June 30, 2018. The effective tax rate is impacted by the non-deductible treatment of compensation associated with Evercore LP Units, as well as the deduction associated with the appreciation or depreciation in the Firm's share price upon vesting of employee share-based awards above or below the original grant price.

Net Income and Earnings Per Share
For the three months ended June 30, 2019, Net Income Attributable to Evercore Inc. and Earnings Per Share of $81.7 million and $1.88, respectively, increased 19% and 24%, respectively, versus the three months ended June 30, 2018, principally driven by an increase in Net Revenues in the Investment Banking business.

For the six months ended June 30, 2019, Net Income Attributable to Evercore Inc. and Earnings Per Share of $149.0 million and $3.40, respectively, decreased 9% and 6%, respectively, versus the six months ended June 30, 2018, principally driven by an increase in compensation and non-compensation costs and by a higher effective tax rate.

Selected Financial Data - Adjusted Results:

The following is a discussion of Evercore's results on an Adjusted basis. See pages 7 and A-2 to A-11 for further information and reconciliations of these non-GAAP metrics to our U.S. GAAP results.

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2019	June 30, 2018	% Change	June 30, 2019	June 30, 2018	% Change
	(dollars in thousands, except per share data)
Net Revenues	$535,803	$453,196	18%	$955,605	$921,145	4%
Operating Income	$138,500	$115,381	20%	$234,151	$240,374	(3%)
Net Income Attributable to Evercore Inc.	$100,996	$83,197	21%	$182,696	$196,981	(7%)
Diluted Earnings Per Share	$2.07	$1.65	25%	$3.73	$3.90	(4%)
Compensation Ratio	58.0%	57.8%		58.0%	57.9%
Operating Margin	25.8%	25.5%		24.5%	26.1%
Effective Tax Rate	25.2%	25.0%		19.4%	15.2%
Trailing Twelve Month Compensation Ratio	56.8%	57.4%

Adjusted Net Revenues
For the three months ended June 30, 2019, Adjusted Net Revenues of $535.8 million increased 18% versus the three months ended June 30, 2018, primarily driven by an increase in Advisory Fees. For the six months ended June 30, 2019, Adjusted Net Revenues of $955.6 million increased 4% compared to the six months ended June 30, 2018. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Compensation Ratio
For the three months ended June 30, 2019, the Adjusted compensation ratio was 58.0% versus 57.8% for the three months ended June 30, 2018. For the six months ended June 30, 2019, the Adjusted compensation ratio was 58.0% versus 57.9% for the six months ended June 30, 2018. The Adjusted compensation ratio for the three and six months ended June 30, 2019 reflects the elevated level of expense associated with the significant investment in Advisory talent, as well as increased expense from deferred compensation associated with recruiting senior talent in prior years. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Operating Income
For the three months ended June 30, 2019, Adjusted Operating Income of $138.5 million increased 20% compared to the three months ended June 30, 2018, primarily driven by an increase in Net Revenues in the Investment Banking business. For the six months ended June 30, 2019, Adjusted Operating Income of $234.2 million decreased 3% versus the six months ended June 30, 2018, principally driven by an increase in compensation and non-compensation costs. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Effective Tax Rate
For the three months ended June 30, 2019, the Adjusted effective tax rate was 25.2% versus 25.0% for the three months ended June 30, 2018. For the six months ended June 30, 2019, the Adjusted effective tax rate was 19.4% versus 15.2% for the six months ended June 30, 2018. The Adjusted effective tax rate is impacted by the deduction associated with the appreciation or depreciation in the Firm's share price upon vesting of employee share-based awards above or below the original grant price.

Adjusted Net Income and Earnings Per Share
For the three months ended June 30, 2019, Adjusted Net Income Attributable to Evercore Inc. and Adjusted Earnings Per Share of $101.0 million and $2.07, respectively, increased 21% and 25%, respectively, versus the three months ended June 30, 2018, driven by an increase in Net Revenues in the Investment Banking business.

For the six months ended June 30, 2019, Adjusted Net Income Attributable to Evercore Inc. and Adjusted Earnings Per Share of $182.7 million and $3.73, respectively, decreased 7% and 4%, respectively, versus the six months ended June 30, 2018, principally driven by an increase in compensation and non-compensation costs and by a higher effective tax rate.

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Non-GAAP Measures:

Throughout this release certain information is presented on an Adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three and six months ended June 30, 2019 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company's acquisitions, and certain other business acquisition-related charges and Special Charges.

Acquisition-related compensation charges for 2019 include expenses associated with awards granted in conjunction with the Company's acquisition of ISI. Acquisition-related charges for 2019 also include professional fees incurred and amortization of intangible assets.

Special Charges for 2019 relate to the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York.

Evercore's Adjusted Diluted Shares Outstanding for the three and six months ended June 30, 2019 were higher than U.S. GAAP, as a result of the inclusion of certain Evercore LP Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and six months ended June 30, 2018 are included in Annex I, pages A-2 to A-11.

Reclassifications:

During the fourth quarter of 2018, the Company’s Adjusted presentation for current and prior periods was revised to eliminate the netting of client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables with their related revenue. The revised presentation reflects the expense and related revenue gross. The Company revised its presentation for these expenses in order to align with the treatment under U.S. GAAP. There was no impact on Adjusted Operating Income, Net Income or Earnings Per Share. Further details of these reclassifications, as well as a revised Adjusted presentation for the quarterly and full year results for 2018, 2017 and 2016 are available on the For Investors section of Evercore's website at www.evercore.com.

Business Line Reporting - Discussion of U.S. GAAP Results

The following is a discussion of Evercore's segment results on a U.S. GAAP basis.

Investment Banking

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2019	June 30, 2018	% Change	June 30, 2019	June 30, 2018	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees	$443,580	$362,995	22%	$769,424	$741,310	4%
Underwriting Fees	16,910	21,065	(20%)	43,830	51,344	(15%)
Commissions and Related Fees	48,660	51,076	(5%)	90,597	94,110	(4%)
Other Revenue, net	7,236	539	NM	13,723	(889)	NM
Net Revenues	516,386	435,675	19%	917,574	885,875	4%

Expenses:
Employee Compensation and Benefits	305,912	258,142	19%	545,000	525,681	4%
Non-compensation Costs	85,346	74,875	14%	164,397	145,159	13%
Special Charges	1,029	—	NM	2,058	1,897	8%
Total Expenses	392,287	333,017	18%	711,455	672,737	6%

Operating Income	$124,099	$102,658	21%	$206,119	$213,138	(3%)

Compensation Ratio	59.2%	59.3%		59.4%	59.3%
Non-compensation Ratio	16.5%	17.2%		17.9%	16.4%
Operating Margin	24.0%	23.6%		22.5%	24.1%

Total Number of Fees from Advisory Client Transactions(1)	225	216	4%	362	355	2%
Investment Banking Fees of at Least $1 million from Advisory Client Transactions(1)	81	85	(5%)	149	146	2%

(1) Includes Advisory and Underwriting Transactions.

Revenues

During the three months ended June 30, 2019, fees from Advisory services increased 22% versus the three months ended June 30, 2018, reflecting an increase in the number and size of Advisory fees. Underwriting Fees of $16.9 million for the three months ended June 30, 2019 decreased 20% versus the three months ended June 30, 2018. We participated in 16 underwriting transactions during the three months ended June 30, 2019 (vs. 11 in Q2 2018); 10 as a bookrunner (vs. 8 in Q2 2018). Commissions and Related Fees for the three months ended June 30, 2019 decreased 5% versus the three months ended June 30, 2018.

During the six months ended June 30, 2019, fees from Advisory services increased 4% versus the six months ended June 30, 2018, reflecting an increase in the number and size of Advisory fees. Underwriting Fees of $43.8 million for the six months ended June 30, 2019 decreased 15% versus the six months ended June 30, 2018. We participated in 39 underwriting transactions during the six months ended June 30, 2019 (vs. 31 in 2018); 27 as a bookrunner (vs. 25 in 2018). Commissions and Related Fees for the six months ended June 30, 2019 decreased 4% from the six months ended June 30, 2018.

Other Revenue, net, for the three and six months ended June 30, 2019, increased versus the three and six months ended June 30, 2018, primarily reflecting gains on the investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program.

Expenses

Compensation costs were $305.9 million for the three months ended June 30, 2019, an increase of 19% from the second quarter of last year. The compensation ratio was 59.2% for the three months ended June 30, 2019, compared to 59.3% for the three months ended June 30, 2018. Compensation costs were $545.0 million for the six months ended June 30, 2019, an increase of 4% compared to the six months ended June 30, 2018. The compensation ratio was 59.4% for the six months ended June 30, 2019, compared to 59.3% for the six months ended June 30, 2018. The compensation ratio for the three and six months ended June 30, 2019 reflects the elevated level of expense associated with the significant investment in Advisory talent, as well as increased expense from deferred compensation associated with recruiting senior talent in prior years.

Non-compensation Costs for the three months ended June 30, 2019 were $85.3 million, up 14% compared to the second quarter of last year. The increase in Non-compensation Costs versus last year reflects the addition of personnel and increased occupancy costs, principally related to higher expenses associated with the expansion of our headquarters in New York, and increased costs related to technology initiatives. The ratio of Non-compensation Costs to Net Revenues for the three months ended June 30, 2019 of 16.5% decreased from 17.2% for the second quarter of last year, primarily driven by higher Net Revenues in the Investment Banking business in 2019. Non-compensation Costs for the six months ended June 30, 2019 were $164.4 million, up 13% from the six months ended June 30, 2018. The increase in Non-compensation Costs versus last year reflects the addition of personnel, increased occupancy costs, principally related to higher expenses associated with the expansion of our headquarters in New York, increased costs related to technology initiatives and increased professional fees. In addition, the increase in Non-compensation Costs versus last year also reflects an increase in client related expenses which are subject to reimbursement from clients currently and in future periods. The level of these costs was elevated during the period, as deal activity remained high. The ratio of Non-compensation Costs to Net Revenues for the six months ended June 30, 2019 of 17.9% increased from 16.4% for the six months ended June 30, 2018, primarily driven by higher occupancy costs in 2019.

Special Charges for the three and six months ended June 30, 2019 reflect the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Special Charges for the six months ended June 30, 2018 reflect separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K.

Investment Management

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2019	June 30, 2018	% Change	June 30, 2019	June 30, 2018	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees	$12,419	$12,170	2%	$24,802	$23,925	4%
Other Revenue, net	2,241	632	255%	3,997	2,240	78%
Net Revenues	14,660	12,802	15%	28,799	26,165	10%

Expenses:
Employee Compensation and Benefits	8,411	7,449	13%	16,955	15,404	10%
Non-compensation costs	3,514	3,229	9%	7,319	6,568	11%
Total Expenses	11,925	10,678	12%	24,274	21,972	10%

Operating Income	$2,735	$2,124	29%	$4,525	$4,193	8%

Compensation Ratio	57.4%	58.2%		58.9%	58.9%
Non-compensation Ratio	24.0%	25.2%		25.4%	25.1%
Operating Margin	18.7%	16.6%		15.7%	16.0%

Assets Under Management (in millions)(1)	$10,075	$9,607	5%	$10,075	$9,607	5%

(1) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

Revenues

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2019	June 30, 2018	% Change	June 30, 2019	June 30, 2018	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$11,815	$11,297	5%	$23,253	$22,266	4%
Institutional Asset Management	604	873	(31%)	1,549	1,659	(7%)
Total Asset Management and Administration Fees	$12,419	$12,170	2%	$24,802	$23,925	4%

Asset Management and Administration Fees of $12.4 million for the three months ended June 30, 2019 increased 2% compared to the second quarter of last year. Fees from Wealth Management clients increased 5%, as associated AUM increased 8%.

Asset Management and Administration Fees of $24.8 million for the six months ended June 30, 2019 increased 4% compared to the six months ended June 30, 2018. Fees from Wealth Management clients increased 4%, as associated AUM increased 8%.

Expenses

Investment Management's expenses for the three months ended June 30, 2019 were $11.9 million, an increase of 12% compared to the second quarter of last year, principally due to an increase in compensation costs. Investment Management's expenses for the six months ended June 30, 2019 were $24.3 million, up 10% compared to the six months ended June 30, 2018, principally due to an increase in compensation costs.

Business Line Reporting - Discussion of Adjusted Results

The following is a discussion of Evercore's segment results on an Adjusted basis. See pages 7 and A-2 to A-11 for further information and reconciliations of these metrics to our U.S. GAAP results.

Investment Banking

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2019	June 30, 2018	% Change	June 30, 2019	June 30, 2018	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees(1)	$443,799	$363,292	22%	$769,898	$741,607	4%
Underwriting Fees	16,910	21,065	(20%)	43,830	51,344	(15%)
Commissions and Related Fees	48,660	51,076	(5%)	90,597	94,110	(4%)
Other Revenue, net	9,540	2,839	236%	18,291	3,672	398%
Net Revenues	518,909	438,272	18%	922,616	890,733	4%

Expenses:
Employee Compensation and Benefits	302,189	254,419	19%	537,205	517,975	4%
Non-compensation Costs	83,189	72,718	14%	160,083	140,845	14%
Total Expenses	385,378	327,137	18%	697,288	658,820	6%

Operating Income	$133,531	$111,135	20%	$225,328	$231,913	(3%)

Compensation Ratio	58.2%	58.1%		58.2%	58.2%
Non-compensation Ratio	16.0%	16.6%		17.4%	15.8%
Operating Margin	25.7%	25.4%		24.4%	26.0%

Total Number of Fees from Advisory Client Transactions(2)	225	216	4%	362	355	2%
Investment Banking Fees of at Least $1 million from Advisory Client Transactions(2)	81	85	(5%)	149	146	2%

(1) Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity investment in Luminis of $219 and $474 for the three and six months ended June 30, 2019, respectively, and $297 for the three and six months ended June 30, 2018.

(2) Includes Advisory and Underwriting Transactions.

Adjusted Revenues

During the three months ended June 30, 2019, fees from Advisory services increased 22% versus the three months ended June 30, 2018, reflecting an increase in the number and size of Advisory fees. Underwriting Fees of $16.9 million for the three months ended June 30, 2019 decreased 20% versus the three months ended June 30, 2018. We participated in 16 underwriting transactions during the three months ended June 30, 2019 (vs. 11 in Q2 2018); 10 as a bookrunner (vs. 8 in Q2 2018). Commissions and Related Fees for the three months ended June 30, 2019 decreased 5% versus the three months ended June 30, 2018.

During the six months ended June 30, 2019, fees from Advisory services increased 4% versus the six months ended June 30, 2018, reflecting an increase in the number and size of Advisory fees. Underwriting Fees of $43.8 million for the six months ended June 30, 2019 decreased 15% versus the six months ended June 30, 2018. We participated in 39 underwriting transactions during the six months ended June 30, 2019 (vs. 31 in 2018); 27 as a bookrunner (vs. 25 in 2018). Commissions and Related Fees for the six months ended June 30, 2019 decreased 4% from the six months ended June 30, 2018.

Other Revenue, net, for the three and six months ended June 30, 2019 increased versus the three and six months ended June 30, 2018, primarily reflecting gains on the investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

Adjusted compensation costs were $302.2 million for the three months ended June 30, 2019, an increase of 19% from the second quarter of last year. The Adjusted compensation ratio was 58.2% for the three months ended June 30, 2019, compared to 58.1% for the three months ended June 30, 2018. Adjusted compensation costs were $537.2 million for the six months ended June 30, 2019, an increase of 4% compared to the six months ended June 30, 2018. The Adjusted compensation ratio was 58.2% for the six months ended June 30, 2019, flat compared to the six months ended June 30, 2018. The Adjusted compensation ratio for the three and six months ended June 30, 2019 reflects the elevated level of expense associated with the significant investment in Advisory talent, as well as increased expense from deferred compensation associated with recruiting senior talent in prior years.

Adjusted Non-compensation Costs for the three months ended June 30, 2019 were $83.2 million, up 14% from the second quarter of last year. The increase in Adjusted Non-compensation Costs versus last year reflects the addition of personnel and increased occupancy costs, principally related to higher expenses associated with the expansion of our headquarters in New York, and increased costs related to technology initiatives. The ratio of Adjusted Non-compensation Costs to Adjusted Net Revenues for the three months ended June 30, 2019 of 16.0% decreased from 16.6% for the second quarter of last year, primarily driven by higher Net Revenues in the Investment Banking business in 2019. Adjusted Non-compensation Costs for the six months ended June 30, 2019 were $160.1 million, up 14% from the six months ended June 30, 2018. The increase in Adjusted Non-compensation Costs versus last year reflects the addition of personnel, increased occupancy costs, principally related to higher expenses associated with the expansion of our headquarters in New York, increased costs related to technology initiatives and increased professional fees. In addition, the increase in Adjusted Non-compensation Costs versus last year also reflects an increase in client related expenses which are subject to reimbursement from clients currently and in future periods. The level of these costs was elevated during the period, as deal activity remained high. The ratio of Adjusted Non-compensation Costs to Adjusted Net Revenues for the six months ended June 30, 2019 of 17.4% increased from 15.8% for the six months ended June 30, 2018, primarily driven by higher occupancy costs in 2019.

Investment Management

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2019	June 30, 2018	% Change	June 30, 2019	June 30, 2018	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees	$14,653	$14,292	3%	$28,992	$28,172	3%
Other Revenue, net	2,241	632	255%	3,997	2,240	78%
Net Revenues	16,894	14,924	13%	32,989	30,412	8%

Expenses:
Employee Compensation and Benefits	8,411	7,449	13%	16,955	15,404	10%
Non-compensation Costs	3,514	3,229	9%	7,211	6,547	10%
Total Expenses	11,925	10,678	12%	24,166	21,951	10%

Operating Income	$4,969	$4,246	17%	$8,823	$8,461	4%

Compensation Ratio	49.8%	49.9%		51.4%	50.7%
Non-compensation Ratio	20.8%	21.6%		21.9%	21.5%
Operating Margin	29.4%	28.5%		26.7%	27.8%

Assets Under Management (in millions)(1)	$10,075	$9,607	5%	$10,075	$9,607	5%

(1) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

Adjusted Revenues

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2019	June 30, 2018	% Change	June 30, 2019	June 30, 2018	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$11,815	$11,297	5%	$23,253	$22,266	4%
Institutional Asset Management	604	873	(31%)	1,549	1,659	(7%)
Equity in Earnings of Affiliates(1)	2,234	2,122	5%	4,190	4,247	(1%)
Total Asset Management and Administration Fees	$14,653	$14,292	3%	$28,992	$28,172	3%

(1) Equity in ABS and Atalanta Sosnoff on a U.S. GAAP basis are reclassified from Asset Management and Administration Fees to Income from Equity Method Investments.

Adjusted Asset Management and Administration Fees of $14.7 million for the three months ended June 30, 2019 increased 3% compared to the second quarter of last year. Fees from Wealth Management clients increased 5%, as associated AUM increased 8%.

Equity in Earnings of Affiliates of $2.2 million for the three months ended June 30, 2019 increased relative to the second quarter of last year, driven principally by higher income earned in the second quarter of 2019 by Atalanta Sosnoff and ABS.

Adjusted Asset Management and Administration Fees of $29.0 million for the six months ended June 30, 2019 increased 3% compared to the six months ended June 30, 2018. Fees from Wealth Management clients increased 4%, as associated AUM increased 8%.

Equity in Earnings of Affiliates of $4.2 million for the six months ended June 30, 2019 decreased 1% relative to the six months ended June 30, 2018, driven principally by lower income earned by ABS in 2019.

Adjusted Expenses

Investment Management's Adjusted expenses for the three months ended June 30, 2019 were $11.9 million, up 12% compared to the second quarter of last year, principally due to an increase in compensation costs. Investment Management's Adjusted expenses for the six months ended June 30, 2019 were $24.2 million, up 10% compared to the six months ended June 30, 2018, principally due to an increase in compensation costs.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $591.4 million at June 30, 2019. Current assets exceed current liabilities by $651.6 million at June 30, 2019. Amounts due related to the Long-Term Notes Payable were $168.7 million at June 30, 2019.

The Company adopted the new accounting guidance on leases under ASU 2016-02 during the first quarter of 2019, which replaced legacy lease guidance. This resulted in the recognition of $217.9 million of lease liabilities on the balance sheet as of June 30, 2019, along with associated right-of-use assets.

Capital Transactions

On July 23, 2019, the Board of Directors of Evercore declared a quarterly dividend of $0.58 per share to be paid on September 13, 2019 to common stockholders of record on August 30, 2019.

During the three months ended June 30, 2019, the Company repurchased approximately 19 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $90.79, and approximately 1.3 million shares at an average price per share of $84.20 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 1.3 million shares were acquired at an average price per share of $84.30. During the six months ended June 30, 2019, the Company repurchased approximately 1.0 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $89.55, and approximately 1.5 million shares at an average price per share of $82.40 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 2.5 million shares were acquired at an average price per share of $85.23.

During the six months ended June 30, 2019, the Company granted to certain employees approximately 2.5 million unvested RSUs. The total shares available to be granted in the future under the Amended and Restated 2016 Evercore Inc. Stock Incentive Plan was approximately 2.9 million as of June 30, 2019.

Reclassifications

During the fourth quarter of 2018, the Company’s Adjusted presentation for current and prior periods was revised to eliminate the netting of client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables with their related revenue. The revised presentation reflects the expense and related revenue gross. The Company revised its presentation for these expenses in order to align with the treatment under U.S. GAAP. There was no impact on Adjusted Operating Income, Net Income or Earnings Per Share. Further details of these reclassifications, as well as a revised Adjusted presentation for the quarterly and full year results for 2018, 2017 and 2016 are available on the For Investors section of Evercore’s website at www.evercore.com.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, July 24, 2019, accessible via telephone and the Internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 5992418. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 5992418. A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in North America, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:    Jamie Easton
Head of Investor Relations, Evercore
212-857-3100

Media Contact:    Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflect management's view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2018, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been, and will not be registered, under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenues
Investment Banking:
Advisory Fees	$443,580	$362,995	$769,424	$741,310
Underwriting Fees	16,910	21,065	43,830	51,344
Commissions and Related Fees	48,660	51,076	90,597	94,110
Asset Management and Administration Fees	12,419	12,170	24,802	23,925
Other Revenue, Including Interest and Investments	13,640	6,239	25,975	10,768
Total Revenues	535,209	453,545	954,628	921,457
Interest Expense(1)	4,163	5,068	8,255	9,417
Net Revenues	531,046	448,477	946,373	912,040

Expenses
Employee Compensation and Benefits	314,323	265,591	561,955	541,085
Occupancy and Equipment Rental	18,062	14,478	34,279	27,882
Professional Fees	20,511	20,833	39,335	36,883
Travel and Related Expenses	19,397	17,622	37,061	33,978
Communications and Information Services	11,481	10,360	22,627	21,044
Depreciation and Amortization	7,666	6,746	14,704	13,394
Execution, Clearing and Custody Fees	3,199	1,560	6,218	4,750
Special Charges	1,029	—	2,058	1,897
Acquisition and Transition Costs	—	—	108	21
Other Operating Expenses	8,544	6,505	17,384	13,775
Total Expenses	404,212	343,695	735,729	694,709

Income Before Income from Equity Method Investments and Income Taxes	126,834	104,782	210,644	217,331
Income from Equity Method Investments	2,453	2,419	4,664	4,544
Income Before Income Taxes	129,287	107,201	215,308	221,875
Provision for Income Taxes	32,030	25,541	39,851	30,479
Net Income	97,257	81,660	175,457	191,396
Net Income Attributable to Noncontrolling Interest	15,515	12,729	26,483	26,922
Net Income Attributable to Evercore Inc.	$81,742	$68,931	$148,974	$164,474

Net Income Attributable to Evercore Inc. Common Shareholders	$81,742	$68,931	$148,974	$164,474

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	40,546	40,889	40,522	40,653
Diluted	43,376	45,299	43,766	45,377

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$2.02	$1.69	$3.68	$4.05
Diluted	$1.88	$1.52	$3.40	$3.62

(1) Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Results
Throughout the discussion of Evercore's business segments and elsewhere in this release, information is presented on an Adjusted basis (formerly called "Adjusted Pro Forma"), which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:

1.
Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E LP Units issued in conjunction with the acquisition of ISI, as well as the Class H LP Interests and Class J LP Units. The amount of expense for the Class H LP Interests was based on the determination if it was probable that Evercore ISI would achieve certain earnings and margin targets in 2017 and in future periods. The Adjusted results assume these LP Units and certain Class H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units and interests, and related awards, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.
Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.
Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.

b.	Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.
c. Gain on Sale of Institutional Trust and Independent Fiduciary business of ETC. The gain resulting from the sale of the Institutional Trust and Independent Fiduciary business of ETC in the fourth quarter of 2017.
d. Foreign Exchange Gains / (Losses). Release of cumulative foreign exchange losses resulting from the restructuring of our equity method investment in G5 in the fourth quarter of 2017.

3.
Special Charges. Expenses during 2019 that are excluded from the Adjusted presentation relate to the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Expenses during 2018 that are excluded from the Adjusted presentation relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K.

4.
Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.
Excluded from the Company’s Adjusted results are adjustments related to the impact of the enactment of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, which resulted in a reduction in income tax rates in the U.S. in 2018 and future years. The tax reform resulted in an estimated adjustment to Other Revenue for the fourth quarter of 2017 of $77.5 million related to the re-measurement of amounts due pursuant to our tax receivable agreement, which was reduced due to the lower enacted income tax rates in the U.S. in 2018 and future years.

5.
Presentation of Interest Expense. The Adjusted results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company's Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Investment Banking and Investment Management Operating Income are presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

6.
Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a more meaningful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net Revenues - U.S. GAAP	$531,046	$448,477	$946,373	$912,040
Income from Equity Method Investments (1)	2,453	2,419	4,664	4,544
Interest Expense on Debt (2)	2,304	2,300	4,568	4,561
Net Revenues - Adjusted	$535,803	$453,196	$955,605	$921,145

Compensation Expense - U.S. GAAP	$314,323	$265,591	$561,955	$541,085
Amortization of LP Units and Certain Other Awards (3)	(3,723)	(3,723)	(7,795)	(7,706)
Compensation Expense - Adjusted	$310,600	$261,868	$554,160	$533,379

Operating Income - U.S. GAAP	$126,834	$104,782	$210,644	$217,331
Income from Equity Method Investments (1)	2,453	2,419	4,664	4,544
Pre-Tax Income - U.S. GAAP	129,287	107,201	215,308	221,875
Amortization of LP Units and Certain Other Awards (3)	3,723	3,723	7,795	7,706
Special Charges (4)	1,029	—	2,058	1,897
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (5a)	2,157	2,157	4,314	4,314
Acquisition and Transition Costs (5b)	—	—	108	21
Pre-Tax Income - Adjusted	136,196	113,081	229,583	235,813
Interest Expense on Debt (2)	2,304	2,300	4,568	4,561
Operating Income - Adjusted	$138,500	$115,381	$234,151	$240,374

Provision for Income Taxes - U.S. GAAP	$32,030	$25,541	$39,851	$30,479
Income Taxes (6)	2,236	2,728	4,790	5,461
Provision for Income Taxes - Adjusted	$34,266	$28,269	$44,641	$35,940

Net Income Attributable to Evercore Inc. - U.S. GAAP	$81,742	$68,931	$148,974	$164,474
Amortization of LP Units and Certain Other Awards (3)	3,723	3,723	7,795	7,706
Special Charges (4)	1,029	—	2,058	1,897
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (5a)	2,157	2,157	4,314	4,314
Acquisition and Transition Costs (5b)	—	—	108	21
Income Taxes (6)	(2,236)	(2,728)	(4,790)	(5,461)
Noncontrolling Interest (7)	14,581	11,114	24,237	24,030
Net Income Attributable to Evercore Inc. - Adjusted	$100,996	$83,197	$182,696	$196,981

Diluted Shares Outstanding - U.S. GAAP	43,376	45,299	43,766	45,377
LP Units (8)	5,311	5,133	5,200	5,179
Unvested Restricted Stock Units - Event Based (8)	12	12	12	12
Diluted Shares Outstanding - Adjusted	48,699	50,444	48,978	50,568

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$1.88	$1.52	$3.40	$3.62
Diluted Earnings Per Share - Adjusted	$2.07	$1.65	$3.73	$3.90

Compensation Ratio - U.S. GAAP	59.2%	59.2%	59.4%	59.3%
Compensation Ratio - Adjusted	58.0%	57.8%	58.0%	57.9%

Operating Margin - U.S. GAAP	23.9%	23.4%	22.3%	23.8%
Operating Margin - Adjusted	25.8%	25.5%	24.5%	26.1%

Effective Tax Rate - U.S. GAAP	24.8%	23.8%	18.5%	13.7%
Effective Tax Rate - Adjusted	25.2%	25.0%	19.4%	15.2%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
TRAILING TWELVE MONTHS
(dollars in thousands)
(UNAUDITED)
	Consolidated
	Twelve Months Ended
	June 30, 2019	June 30, 2018
Net Revenues - U.S. GAAP	$2,099,038	$1,858,672
Income from Equity Method Investments (1)	9,414	9,702
Interest Expense on Debt (2)	9,208	9,515
Adjustment to Tax Receivable Agreement Liability (6)	—	(77,535)
Gain on Sale of Institutional Trust and Independent Fiduciary business of ETC (9)	—	(7,808)
Foreign Exchange Losses from G5 Transaction (10)	—	16,266
Net Revenues - Adjusted	$2,117,660	$1,808,812

Compensation Expense - U.S. GAAP	$1,218,043	$1,061,183
Amortization of LP Units / Interests and Certain Other Awards (3)	(15,330)	(23,419)
Compensation Expense - Adjusted	$1,202,713	$1,037,764

Compensation Ratio - U.S. GAAP (a)	58.0%	57.1%
Compensation Ratio - Adjusted (a)	56.8%	57.4%

	Investment Banking
	Twelve Months Ended
	June 30, 2019	June 30, 2018
Net Revenues - U.S. GAAP	$2,043,722	$1,792,964
Income from Equity Method Investments (1)	695	610
Interest Expense on Debt (2)	9,208	9,515
Adjustment to Tax Receivable Agreement Liability (6)	—	(77,535)
Foreign Exchange Losses from G5 Transaction (10)	—	16,266
Net Revenues - Adjusted	$2,053,625	$1,741,820

Compensation Expense - U.S. GAAP	$1,185,488	$1,028,506
Amortization of LP Units / Interests and Certain Other Awards (3)	(15,330)	(23,419)
Compensation Expense - Adjusted	$1,170,158	$1,005,087

Compensation Ratio - U.S. GAAP (a)	58.0%	57.4%
Compensation Ratio - Adjusted (a)	57.0%	57.7%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2019				Six Months Ended June 30, 2019
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$443,580	$219	(1)	$443,799	$769,424	$474	(1)	$769,898
Underwriting Fees	16,910	—		16,910	43,830	—		43,830
Commissions and Related Fees	48,660	—		48,660	90,597	—		90,597
Other Revenue, net	7,236	2,304	(2)	9,540	13,723	4,568	(2)	18,291
Net Revenues	516,386	2,523		518,909	917,574	5,042		922,616

Expenses:
Employee Compensation and Benefits	305,912	(3,723)	(3)	302,189	545,000	(7,795)	(3)	537,205
Non-compensation Costs	85,346	(2,157)	(5)	83,189	164,397	(4,314)	(5)	160,083
Special Charges	1,029	(1,029)	(4)	—	2,058	(2,058)	(4)	—
Total Expenses	392,287	(6,909)		385,378	711,455	(14,167)		697,288

Operating Income (a)	$124,099	$9,432		$133,531	$206,119	$19,209		$225,328

Compensation Ratio (b)	59.2%			58.2%	59.4%			58.2%
Operating Margin (b)	24.0%			25.7%	22.5%			24.4%

	Investment Management Segment
	Three Months Ended June 30, 2019				Six Months Ended June 30, 2019
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$12,419	$2,234	(1)	$14,653	$24,802	$4,190	(1)	$28,992
Other Revenue, net	2,241	—		2,241	3,997	—		3,997
Net Revenues	14,660	2,234		16,894	28,799	4,190		32,989

Expenses:
Employee Compensation and Benefits	8,411	—		8,411	16,955	—		16,955
Non-compensation Costs	3,514	—		3,514	7,319	(108)	(5)	7,211
Total Expenses	11,925	—		11,925	24,274	(108)		24,166

Operating Income (a)	$2,735	$2,234		$4,969	$4,525	$4,298		$8,823

Compensation Ratio (b)	57.4%			49.8%	58.9%			51.4%
Operating Margin (b)	18.7%			29.4%	15.7%			26.7%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2018				Six Months Ended June 30, 2018
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$362,995	$297	(1)	$363,292	$741,310	$297	(1)	$741,607
Underwriting Fees	21,065	—		21,065	51,344	—		51,344
Commissions and Related Fees	51,076	—		51,076	94,110	—		94,110
Other Revenue, net	539	2,300	(2)	2,839	(889)	4,561	(2)	3,672
Net Revenues	435,675	2,597		438,272	885,875	4,858		890,733

Expenses:
Employee Compensation and Benefits	258,142	(3,723)	(3)	254,419	525,681	(7,706)	(3)	517,975
Non-compensation Costs	74,875	(2,157)	(5)	72,718	145,159	(4,314)	(5)	140,845
Special Charges	—	—		—	1,897	(1,897)	(4)	—
Total Expenses	333,017	(5,880)		327,137	672,737	(13,917)		658,820

Operating Income (a)	$102,658	$8,477		$111,135	$213,138	$18,775		$231,913

Compensation Ratio (b)	59.3%			58.1%	59.3%			58.2%
Operating Margin (b)	23.6%			25.4%	24.1%			26.0%

	Investment Management Segment
	Three Months Ended June 30, 2018				Six Months Ended June 30, 2018
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$12,170	$2,122	(1)	$14,292	$23,925	$4,247	(1)	$28,172
Other Revenue, net	632	—		632	2,240	—		2,240
Net Revenues	12,802	2,122		14,924	26,165	4,247		30,412

Expenses:
Employee Compensation and Benefits	7,449	—		7,449	15,404	—		15,404
Non-compensation Costs	3,229	—		3,229	6,568	(21)	(5)	6,547
Total Expenses	10,678	—		10,678	21,972	(21)		21,951

Operating Income (a)	$2,124	$2,122		$4,246	$4,193	$4,268		$8,461

Compensation Ratio (b)	58.2%			49.9%	58.9%			50.7%
Operating Margin (b)	16.6%			28.5%	16.0%			27.8%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Investment Banking
Net Revenues:
Investment Banking:
Advisory Fees	$443,580	$362,995	$769,424	$741,310
Underwriting Fees	16,910	21,065	43,830	51,344
Commissions and Related Fees	48,660	51,076	90,597	94,110
Other Revenue, net	7,236	539	13,723	(889)
Net Revenues	516,386	435,675	917,574	885,875

Expenses:
Employee Compensation and Benefits	305,912	258,142	545,000	525,681
Non-compensation Costs	85,346	74,875	164,397	145,159
Special Charges	1,029	—	2,058	1,897
Total Expenses	392,287	333,017	711,455	672,737

Operating Income (a)	$124,099	$102,658	$206,119	$213,138

Investment Management
Net Revenues:
Asset Management and Administration Fees	$12,419	$12,170	$24,802	$23,925
Other Revenue, net	2,241	632	3,997	2,240
Net Revenues	14,660	12,802	28,799	26,165

Expenses:
Employee Compensation and Benefits	8,411	7,449	16,955	15,404
Non-compensation Costs	3,514	3,229	7,319	6,568
Total Expenses	11,925	10,678	24,274	21,972

Operating Income (a)	$2,735	$2,124	$4,525	$4,193

Total
Net Revenues:
Investment Banking:
Advisory Fees	$443,580	$362,995	$769,424	$741,310
Underwriting Fees	16,910	21,065	43,830	51,344
Commissions and Related Fees	48,660	51,076	90,597	94,110
Asset Management and Administration Fees	12,419	12,170	24,802	23,925
Other Revenue, net	9,477	1,171	17,720	1,351
Net Revenues	531,046	448,477	946,373	912,040

Expenses:
Employee Compensation and Benefits	314,323	265,591	561,955	541,085
Non-compensation Costs	88,860	78,104	171,716	151,727
Special Charges	1,029	—	2,058	1,897
Total Expenses	404,212	343,695	735,729	694,709

Operating Income (a)	$126,834	$104,782	$210,644	$217,331

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.

(2)	Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.

(3)	Expenses incurred from the assumed vesting of Class E LP Units, Class H LP Interests and Class J LP Units issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.

(4)
Expenses during 2019 that are excluded from the Adjusted presentation relate to the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Expenses during 2018 that are excluded from the Adjusted presentation relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K.

(5)	Non-compensation Costs on an Adjusted basis reflect the following adjustments:

	Three Months Ended June 30, 2019
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$18,062	$—		$18,062
Professional Fees	20,511	—		20,511
Travel and Related Expenses	19,397	—		19,397
Communications and Information Services	11,481	—		11,481
Depreciation and Amortization	7,666	(2,157)	(5a)	5,509
Execution, Clearing and Custody Fees	3,199	—		3,199
Other Operating Expenses	8,544	—		8,544
Total Non-compensation Costs	$88,860	$(2,157)		$86,703

	Three Months Ended June 30, 2018
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$14,478	$—		$14,478
Professional Fees	20,833	—		20,833
Travel and Related Expenses	17,622	—		17,622
Communications and Information Services	10,360	—		10,360
Depreciation and Amortization	6,746	(2,157)	(5a)	4,589
Execution, Clearing and Custody Fees	1,560	—		1,560
Other Operating Expenses	6,505	—		6,505
Total Non-compensation Costs	$78,104	$(2,157)		$75,947

	Six Months Ended June 30, 2019
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$34,279	$—		$34,279
Professional Fees	39,335	—		39,335
Travel and Related Expenses	37,061	—		37,061
Communications and Information Services	22,627	—		22,627
Depreciation and Amortization	14,704	(4,314)	(5a)	10,390
Execution, Clearing and Custody Fees	6,218	—		6,218
Acquisition and Transition Costs	108	(108)	(5b)	—
Other Operating Expenses	17,384	—		17,384
Total Non-compensation Costs	$171,716	$(4,422)		$167,294

	Six Months Ended June 30, 2018
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$27,882	$—		$27,882
Professional Fees	36,883	—		36,883
Travel and Related Expenses	33,978	—		33,978
Communications and Information Services	21,044	—		21,044
Depreciation and Amortization	13,394	(4,314)	(5a)	9,080
Execution, Clearing and Custody Fees	4,750	—		4,750
Acquisition and Transition Costs	21	(21)	(5b)	—
Other Operating Expenses	13,775	—		13,775
Total Non-compensation Costs	$151,727	$(4,335)		$147,392

(5a)
The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.

(5b)	Primarily the exclusion from the Adjusted presentation of professional fees incurred and costs related to transitioning acquisitions or divestitures.

(6)
Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units are vested and exchanged into Class A shares, as the assumed exchange would change the tax structure of the Company.

Excluded from the Company’s Adjusted results are adjustments related to the impact of the enactment of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, which resulted in a reduction in income tax rates in the U.S. in 2018 and future years. The tax reform resulted in an estimated adjustment to Other Revenue of $77.5 million in the fourth quarter of 2017 related to the re-measurement of amounts due pursuant to our tax receivable agreement, which was reduced due to the lower enacted income tax rates in the U.S. in 2018 and future years.

(7)	Reflects an adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.

(8)
Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive.

(9)	The gain resulting from the sale of the Institutional Trust and Independent Fiduciary business of ETC in the fourth quarter of 2017 is excluded from the Adjusted presentation.

(10)	Release of cumulative foreign exchange losses resulting from the restructuring of our equity method investment in G5 in the fourth quarter of 2017 are excluded from the Adjusted presentation.